Exhibit 3.31.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ET SUB-WILLOWBROOK LIMITED PARTNERSHIP, L.L.P.

On behalf of the Partnership (as defined below) and for purposes of forming the Partnership as a limited partnership under the Virginia Revised Uniform Limited Partnership Act (Va. Code Ann. § 50-73.1 et seq.) (the “Virginia RULPA”), the undersigned hereby certifies as follows:

1. NAME

The name of the limited partnership is ET Sub-Willowbrook Limited Partnership, L.L.P. (the “Partnership”).

2. SPECIFIED OFFICE

The post-office address of the office at which the Partnership records required to be maintained by Section 50-73.8 of the Virginia RULPA are kept is 415 McFarlan Road, Suite 202, Kennett Square, Pennsylvania 19348.

3. REGISTERED AGENT

The Partnership’s registered agent in the Commonwealth of Virginia is Mr. Edward R. Parker, Esq. whose post-office address is 5511 Staples Mill Road, Richmond, Virginia 23228. Mr. Parker is a member of the Virginia State Bar. and a Resident of Virginia.

4. GENERAL PARTNER

The sole general partner of the Partnership is ET GENPAR, L.L.C., a Delaware limited liability company, whose post-office address is 415 McFarlan Road, Suite 202, Kennett Square, Pennsylvania 19348.

5. TERMINATION DATE

The latest date upon which the limited partnership is to be dissolved and its affairs wound up is December 31, 2096.

6. REGISTRATION AS A LIMITED LIABILITY PARTNERSHIP

Concurrent with the filing of this Certificate of Limited Partnership, the Partnership is filing with the State Corporation Commission of the Commonwealth of Virginia a Statement of Registration as a Registered Limited Liability Partnership pursuant to Section 50-73.78 of the Virginia RULPA and Section 50-73.132 of the Virginia Uniform Partnership Act (1996) (Va. Code Ann. § 50-73.79 et seq.).

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of ET Sub-Willowbrook Limited Partnership, L.L.P. this 16th day of January, 1998.

ET GENPAR, L.L.C.

By:	ElderTrust Operating Limited
Partnership, Sole Member

	By:	ElderTrust Realty Group, Inc.,
General Partner

		By:	/s/ D. Lee McCreary, Jr.
D. Lee McCreary, Jr.
Vice President and
Secretary

2